Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Michael C. Bond, Principal Financial Officer of Pulse Electronics Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-Q for the period ending September 26, 2014 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

(2)	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Pulse Electronics Corporation.

Date:	November 10, 2014	/s/ Michael C. Bond
Michael C. Bond

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Pulse Electronics Corporation, and will be retained by Pulse Electronics Corporation, and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.